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                                  EXHIBIT 10.13


                         WARREN FIVE CENTS SAVINGS BANK

                             SPLIT-DOLLAR AGREEMENT


     THIS AGREEMENT is made as of the 1st day of July, 1995 by and between WARREN FIVE CENTS SAVINGS BANK, a Massachusetts savings bank, (the "Bank"), and GEORGE W. PHILLIPS, of Gloucester, Massachusetts (the "Executive").

                                WITNESSETH THAT:

     WHEREAS, the Executive is employed by the Bank as its President and Chief Executive Officer; and

     WHEREAS, the Bank is desirous of retaining the services of the Executive and of assisting the Executive in paying for life insurance on his own life for the benefit and protection of his family; and

     WHEREAS, the Bank has determined that this assistance can be provided under a split-dollar life insurance arrangement; and

     WHEREAS, the Executive has applied for and is the owner of the insurance policy listed in the attached Schedule A hereto (the "Policy"); and

     WHEREAS, the Bank and the Executive agree to make the policy subject to this Agreement; and

     WHEREAS, the Executive has assigned the Policy to the Bank to secure the repayment of amounts to be advanced by the Bank under this Agreement by an instrument of assignment of even date herewith (the "Assignment") filed with the insurance company issuing the Policy (the "Insurer");

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     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

     1. The Policy shall be subject to the terms and conditions of this Agreement and of the Assignment. The Executive shall be the sole and absolute owner of the Policy and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may be otherwise provided herein or in the Assignment.

     2. The premium for the Policy shall be allocated between the Executive and the Bank as follows: The Executive's portion of the premium shall be equal to the amount, as determined by the Bank, that would be includible in the Executive's gross income for federal income tax purposes as a result of the insurance protection provided under the Policy for the current policy year if the Bank paid the entire premium. The Bank's portion of the premium shall be the remainder. The Bank shall pay its share of the premium when due directly to the Insurer. At the same time, the Bank shall pay the Executive's share of the premium as agent for the Executive. The Executive's share of the premium, when paid, shall be charged to the Executive as cash compensation and for all purposes, including the Assignment, shall be deemed cash compensation and not Bank paid premium. Notwithstanding the foregoing, the Bank's obligation to pay premiums hereunder shall terminate, without notice, upon the occurrence of any of the following:

          (a) The later of the eighth anniversary of the Policy and the date the Policy is fully funded. The Policy shall be considered "fully funded" when sufficient premium has been paid to create policy values


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               sufficient to permit the Executive (pursuant to Section 4(a)) to borrow or withdraw $62,400 each year, beginning with the ninth policy year and ending with the policy year in which the Executive attains age 95, without reducing the net cash surrender value of the Policy below the aggregate amount of Bank paid premium (the "Net Premium"), such determination to be based upon the Policy's current crediting rate as of the effective date of this Agreement less 50 basis points.

          (b)  The bankruptcy, receivership or dissolution of the Bank.

          (c) The termination of the Executive's employment by the Bank for cause.

The Bank's obligation to pay premiums hereunder shall further more be subject to all applicable limitations imposed by Federal or state banking law, or by any regulatory authority acting thereunder; provided that if the Bank's payment of premiums is suspended by virtue of any such limitation, then whenever such limitation shall cease to apply the Bank shall, to the extent permitted by law and unless its obligations have otherwise terminated pursuant to (b) or (c) above, pay such amounts and take such other actions as may be necessary to replace and restore to the Executive the benefits contemplated in this Agreement.

     3. The Assignment shall not be terminated, altered or amended by the Executive without the express written consent of the Bank. The parties hereto agree to


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


take reasonable action to cause such Assignment to conform to the provisions of this Agreement.

     4. (a) Except as otherwise provided herein, the Executive shall not sell, assign, transfer, borrow against, withdraw from, surrender or cancel the Policy, or change the beneficiary designation provision thereof, without the express written consent of the Bank. Consent to change the beneficiary designation shall not be unreasonably withheld. Notwithstanding the foregoing, in each policy year beginning with the ninth policy year the Executive may, without such approval, borrow or withdraw cash value of the Policy in amounts up to $62,400, provided that no such borrowing or withdrawal shall cause the net cash surrender value of the Policy to fall below the Net Premium.

        (b) The Bank shall not borrow against the Policy without the express written consent of the Executive.

     5. (a) Upon the death of the Executive, the Bank shall promptly take all action necessary to obtain its share of the death benefit provided under the Policy (the "Death Benefit").

        (b) The Bank shall have the unqualified right to receive a portion of the Death Benefit determined as follows: If the Executive's wife, Joann H. Phillips, shall survive the Executive by at least thirty (30) days, then the Bank's portion of the Death Benefit shall be equal to the total Death Benefit minus the greater of (i) the amount shown on the attached Schedule B corresponding to the calendar year of the Executive's death or (ii) the amount determined by multiplying (x) the difference


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between the cash surrender value of the Policy and the Net Premium by (y) the percentage shown on the attached Schedule C corresponding to the Executive's attained age as of the beginning of the policy year. In all other cases, the Bank's portion of the Death Benefit shall be equal to the total Death Benefit minus the amount specified in part (ii) of the preceding sentence. The balance of the Death Benefit, if any, shall be paid directly by the Insurer to the beneficiary or beneficiaries and in the manner designated by the Executive. No amount shall be paid from the Death Benefit to the beneficiary or beneficiaries designated by the Executive until the Bank or Insurer acknowledges in writing that the full amount due to the Bank hereunder has been paid. The parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof.

     6. This Agreement shall terminate upon the Executive's death and the payment of proceeds pursuant to Section 5 of this Agreement.

     7. If premiums become due other than those required to be paid pursuant to
Section 2 of this Agreement and neither party hereto continues to keep the Policy in force by timely payment of such premiums, the parties hereto shall act promptly to surrender the Policy and obtain its net cash surrender value. Upon such surrender, or lapse of the Policy, the Bank shall be repaid an amount equal to the lesser of the Net Premium and the net cash surrender value of the Policy, and this Agreement shall thereupon terminate.

     8. Neither party hereto shall take any action that might endanger the interest of the other party hereto in the Policy.


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         9. The Bank shall indemnify the Executive for the amount of any income taxes and related penalties and interest attributable to any amount that is determined by the Internal Revenue Service to be includible in the Executive's gross income for federal income tax purposes as a result of the life insurance protection provided under the Policy for any period beginning after the end of the policy year in which the Bank's obligation to pay premium under Section 2 terminates.

     10. This Agreement, together with the Assignment, constitutes the entire agreement between the parties regarding the subject matter hereof. The parties hereto agree that this Agreement shall take precedence over any contrary provisions of the Assignment. The Bank agrees not to exercise any right possessed by it under the Assignment except in conformity with this Agreement.

     11. This Agreement may not be amended, altered or modified except by a written instrument signed by both of the parties hereto and may not be otherwise terminated except as provided herein.

     12. This Agreement shall be binding upon and inure to the benefit of the Bank and its successors and assigns and the Executive and his successors, assignees, heirs, executors, administrators and beneficiaries.

     13. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of Massachusetts, except to the extent preempted by federal law.


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     IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed by its officer thereunto duly authorized and the Executive has hereunto set his hand and seal, all as of the day and year first above written.


ATTEST:                                 WARREN FIVE CENTS SAVINGS BANK


/s/ Susan G. Ouellette                  By: /s/  Stephen G. Kasnet
------------------------------------        ------------------------------------
Clerk                                       Title




/s/ Paul M. Peduto                          /s/ George W. Phillips
------------------------------------        ------------------------------------
Witness                                     George W. Phillips



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                                   SCHEDULE A


Insurance Carrier                   Policy No.                     Face Amount
-----------------                   ---------                      -----------

Security Life of Denver              1541915                        $1,820,000
Insurance Company



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                                   SCHEDULE B


Year of Executive's Death                                              Amount
-------------------------                                              ------


             1995                                                     $836,724
             1996                                                      828,527
             1997                                                      819,756
             1998                                                      810,371
             1999                                                      800,329
             2000                                                      789,584
             2001                                                      778,086
             2002                                                      778,086
             2003                                                      765,784
             2004                                                      752,621
             2005                                                      738,537
             2006                                                      723,466
             2007                                                      707,341
             2008                                                      690,087
             2009                                                      690,087
             2010                                                      671,625
             2011                                                      651,871
             2012                                                      630,734
             2013                                                      630,734
             2014                                                      608,117
             2015                                                      583,917
             2016                                                      558,024
             2017                                                      558,024
             2018                                                      530,317
             2019                                                      500,671
             2020                                                      500,671
             2021                                                      468,950
             2022                                                      435,009
             2023                                                      435,009
             2024                                                      398,692
             2025                                                      398,692
             2026                                                      359,832
             2027                                                      359,832
             2028                                                      318,252
             2029                                                      318,252
             2030                                                      318,252
             2031                                                      273,762
             2032                                                      273,762
             2033                                                      273,762



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                                   SCHEDULE C


         Executive's Age
      At Start of Policy Year                             Applicable Percentage
      -----------------------                             ---------------------

                56                                                  146
                57                                                  142
                58                                                  138
                59                                                  134
                60                                                  130
                61                                                  128
                62                                                  126
                63                                                  124
                64                                                  122
                65                                                  120
                66                                                  119
                67                                                  118
                68                                                  117
                69                                                  116
                70                                                  115
                71                                                  113
                72                                                  111
                73                                                  109
                74                                                  107
             75-90                                                  105
                91                                                  104
                92                                                  103
                93                                                  102
                94                                                  101
             95 or more                                             100



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                       ASSIGNMENT OF LIFE INSURANCE POLICY


     A. FOR VALUE RECEIVED, the undersigned (hereinafter the "Policy Owner') does hereby assign, transfer and set over to Warren Five Cents Savings Bank, a Massachusetts savings bank, and its successors and assigns (hereinafter the "Assignee"), the following specific rights (and only those specific rights) in and to policy number 1541915, issued by Security Life of Denver Insurance Company (hereinafter the 'Insurer") and any supplementary contract or contracts issued in connection therewith (said policy and any such contracts hereinafter sometimes referred to as the "Policy"), insuring the life of George W. Phillips (hereinafter the "Insured), subject to all the terms and conditions of the Policy and to all superior liens, if any, which the Insurer may have against the Policy. The Policy Owner, by this Assignment, and the Assignee, by acceptance of the assignment of the Policy to it hereunder, agree to the terms and conditions contained herein.

     B. This Assignment is made, and the rights in the Policy assigned hereunder are to be held, as collateral security for all liabilities of the Policy Owner to the Assignee, now existing or hereafter arising, under and pursuant to a certain Split-Dollar Agreement by and between the Policy Owner and the Assignee of even date herewith (hereinafter the "Agreement") and for other purposes provided in the Agreement. The Policy Owner reserves all rights and powers in and to the Policy, except those specific, limited rights granted in the Policy to the Assignee hereby.

     C. It is expressly agreed that the Assignee's interest in the Policy under and by virtue of this Assignment shall be limited to the following specific rights, and no others: (1) the right to be paid the amount due it under the Agreement by recovering said amount directly from the Insurer out of the net death proceeds of the Policy upon the death of the Insured; (2) the right to be paid the amount due it under the Agreement by recovering said amount from the Insurer out of the net cash surrender proceeds of the Policy upon the surrender, cancellation or lapse of the Policy; (3) the right to approve or disapprove any sale, assignment, transfer, surrender or cancellation of the Policy, or change in the beneficiary designation provision thereof, by the Policy Owner; (4) the right to approve or disapprove any borrowing against or withdrawal from the Policy by the Policy Owner, subject to paragraph D hereof and; (5) the right to borrow against or withdraw from the Policy with the express written consent of the Policy Owner. The Assignee shall have a security interest in the Policy and in the cash proceeds thereof. The Assignee shall have no other rights or powers in and to the Policy as a result of the assignment to it hereunder, and specifically shall not have the right to cancel or surrender the Policy.

     D. Neither the Policy Owner nor the Assignee shall have the right, without the express written consent of the other, to withdraw from or borrow against the Policy, except that beginning on the eighth anniversary of the Policy, the Policy Owner may withdraw or borrow amounts without the consent of the Assignee, subject to the following limitations: (1) the sum of the aggregate amounts withdrawn and the net amounts borrowed by the Policy Owner during any policy year shall not exceed $62,400; and (2) such withdrawals and borrowings shall not cause the net surrender value of the Policy to fall below the amount of the "Net Premium," as defined in the Agreement, reduced by any outstanding loan balance of the Assignee. The Assignee shall, in advance of the eighth policy anniversary and from time to time, provide the Insurer with written notice of the amount of the Net Premium, and the Insurer shall be fully protected in relying on the most recent notice so provided without further investigation.

     E. Except as limited by paragraphs C and D hereof, the Policy Owner shall retain all incidents of ownership in and to the Policy, including, but not limited to: (1) the sole right to cancel or surrender the Policy and receive the net surrender value thereof, net of the Assignee's interest, at any time provided by the terms of the Policy and at such other times as the Insurer may allow; (2) the sole right to collect and receive all distributions or shares of surplus, dividend deposits or additions to the Policy now or hereafter made or apportioned thereto, and to exercise any and all options contained in the Policy with respect thereto; (3) the sole right to exercise all non-forfeiture rights permitted by the terms of the Policy or allowed by the Insurer and to receive all benefits and advantages derived therefrom; (4) the sole right to designate and change the beneficiary of the Policy (for any amount in excess of the amount due the Assignee under the Agreement); (5) the sole right to elect any optional mode of settlement permitted by the Policy or allowed by the Insurer (for any amount in excess of the amount due the Assignee under the Agreement); (6) the right to borrow against, obtain loans or advances on, or make withdrawals from the Policy; (7) the sole right to assign the Policy (subject to this Assignment and the Agreement); and (8) the right to collect directly from the Insurer that portion of the net proceeds of the Policy in excess of those proceeds payable to the Assignee under the Agreement; provided, however, that all of the foregoing rights retained by the Policy Owner in the Policy shall be subject to the terms and conditions of the Agreement.

     F. The Assignee agrees with the Policy Owner as follows: (1) any balance of any amount received by the Assignee hereunder from the Insurer remaining after payment of the amounts due to the Assignee under the Agreement shall be paid by the Assignee to the persons entitled thereto under the terms of the Policy had this Assignment not been executed; and (2) if the Policy is in the possession of the Assignee, the Assignee, upon request, will forward the Policy to the Insurer, without unreasonable delay, for endorsement of any designation or change of beneficiary approved by the Assignee, any election of optional mode of settlement, or the exercise of any other right reserved by the Policy Owner hereunder.

     G. Notwithstanding anything in this Assignment to the contrary, the Insurer shall be under no obligation to monitor the obligation of the Assignee hereunder to pay to the persons entitled thereto any amounts received from the Insurer remaining after payment of the then existing liabilities of the Policy Owner to the Assignee under the Agreement, and the Insurer shall have no obligation or liability to any person or entity if the Assignee fails to pay such amounts as required hereunder.

     H. The Insurer is hereby authorized to recognize, and is protected in recognizing, the Assignee's claims to amounts due it hereunder without investigating the validity of its claim thereto, the reason for any action taken by the Assignee, the validity or accuracy of the amount due to the Assignee under the Agreement, the existence of any default therein, the giving of any notice required herein, or the application to be made by the Assignee of any amounts to be paid to the Assignee. The sole receipt of the Assignee for any amounts received by it shall be a full discharge and release therefore to the Insurer.

     I. Except as may be otherwise provided in the Agreement, the Assignee shall be under no obligation to pay any premium on the Policy or the principal of or interest on any loans or advances on the Policy, whether or not obtained by the Assignee, or any other charges on the Policy.

     J. The Insurer shall be fully protected in recognizing the request made by the Policy Owner for cancellation or surrender of the Policy only with the written consent of the Assignee, and upon such cancellation or surrender, the Policy shall be terminated and be of no further force or effect.

     K. Upon the full payment of the liabilities of the Policy Owner to the Assignee pursuant to the Agreement and all other amounts the Assignee may be entitled to receive there under, the Assignee shall promptly release this Assignment and thereby reassign to the Policy Owner all specific rights in the Policy included herein.

     L. The Assignee may take or release other security, may grant extensions, renewals or indulgences with respect to the obligations of the Policy Owner to the Assignee under the Agreement, or may apply the proceeds of the Policy hereby assigned or any amount received on account of the Policy by the exercise of any right permitted under this assignment, without resorting to or regard to other security for such obligations, if any.

     M. In the event of any conflict between the provisions of this Assignment and the provisions of the Agreement with respect to the Policy or the Assignee's rights therein, the provisions of the Agreement shall prevail.

     N. The Policy Owner declares that no proceedings in bankruptcy are pending against the Policy Owner, and that the Policy Owner's property is not subject to any assignment for the benefit of creditors of the Policy Owner.

     Signed and settled as of this 1st day of July, 1995.

            POLICY OWNER:

            GEORGE W. PHILLIPS

            /s/ George W. Philips
            ----------------------------------
            George W. Philips



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